Exhibit 4.11

                              EXECUTION COPY

               FIRST AMENDMENT dated as of February 2, 1994 (this "Amendment"), to the Credit Agreement dated as of October 27, 1989, as amended through June 1, 1993 (the "Credit Agreement"), among P.T. FREEPORT INDONESIA COMPANY, a limited liability company organized under the laws of Indonesia and also domesticated in Delaware ("FI"), FREEPORT-McMoRan INC., a Delaware corporation ("FTX"), FREEPORT-McMoRan COPPER & GOLD INC., a Delaware corporation ("FCX"), the undersigned banks (collectively, the "Banks"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation (for purposes of Article VIII thereof only), as trustee for the Banks under the FI Trust Agreement and, in such capacity, as security agent for the Banks under the FI Security Documents (in such capacity, the "FI Trustee") and CHEMICAL BANK, a New York banking corporation, as agent for the Banks (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.


         WHEREAS, FI, FTX, FCX, the Required Banks, the FI Trustee and the Agent have agreed that certain provisions of the Credit Agreement be amended in order that FRP may issue up to $150,000,000 aggregate principal amount of its Senior Subordinated Notes due 2004 (the "Securities"), as more particularly described in the Term Sheet relating to the Securities (the "Term Sheet") attached hereto as Exhibit A, which FRP has provided to the Banks.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, FI, FTX, FCX, the FI Trustee, the Agent and the Required Banks hereby agree, on the terms and subject to the conditions set forth herein, as follows:

         SECTION 1. Approval of Form of the Securities. The Required Banks hereby approve the form of subordination provisions of the Securities attached hereto as Exhibit B and the other terms and conditions of the Securities as set forth in the Term Sheet and agree that FRP may, upon the effectiveness of this Amendment, issue the Securities with subordination provisions in the form of Exhibit B hereto and otherwise on the terms set forth in Exhibit A hereto.

         SECTION 2.  Amendments to the Credit Agreement;  Consent.  (a)
Section 1.1 of the Credit Agreement is hereby amended by deleting clause
(ii) in the definition of "Equity Payment" and substituting a new clause
(ii) as follows:

    "(ii) open market purchases by the Company or any Restricted Subsidiary of Depository Units of FRP or purchases or acquisitions, directly or indirectly, of any FRP Notes"

         (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition:

    "'FRP Notes' has the meaning assigned to such term in Section
    5.2(g)(i)(G)."

         (c) The Banks hereby consent to the amendment of Section 2.2 of the FTX Credit Agreement by adding a new clause (VI) thereto as follows and renumbering the existing clause "(VI)" as "(VII)":

         ", (VI) FTX, FRP or any Restricted Subsidiary shall determine to, or shall be required to make, any optional or mandatory prepayment, acquisition, repurchase or defeasance of the FRP Notes"

and to the amendment of Section 2.4 of the FTX Credit Agreement by changing the reference to "clause (VI)" of Section 2.2 of the FTX Credit Agreement to "clause (VII)" thereof.

         (d) The Banks hereby consent to the amendment of Section 2.6 of the FTX Credit Agreement by the addition of the following at the end thereof:

         "If a Borrowing Base redetermination shall occur pursuant to clause (VI) of Section 2.2 because a 'Change in Control' (as defined in the indenture for the FRP Notes) has occurred which would require any offer to repurchase or redeem the FRP Notes or would permit the holders of the FRP Notes to require the FRP Notes to be prepaid, redeemed or repurchased, FTX and FRP acknowledge and agree that in making such redetermination of the Borrowing Base, the Banks may take into account such factors relating to the Change of Control as they shall, in their sole and unreviewable discretion, determine to be relevant or appropriate, including without limitation any perceived or prior lack of creditworthiness of the entity to result after such Change in Control, discounts to the value, timing or liklihood of realization of assets of FRP, FTX and their Subsidiaries or any other risks, whether or not similar to the foregoing. FTX and FRP irrevocably and unconditionally agree that they shall not contest or dispute any such redetermination of the Borrowing Base under any circumstance or claim whatsoever."

         (e) Section 5.1(a)(5) is hereby amended by the addition of the following at the end thereof;

         ", and 15 days prior written notice of any event referred to in
         Section 2.2(VI) of the FTX Credit Agreement, specifying the event in question in reasonable detail"

         (f) Section 5.2(c) of the Credit Agreement is hereby amended by adding a new sentence to the end thereof as follows:

         "Notwithstanding the foregoing, FTX and FRP shall not permit any Restricted Subsidiary which is not FRP or a Subsidiary of FRP as of January 1, 1994 (a "Non-FRP Subsidiary"), to merge or liquidate into or consolidate with FRP or any Subsidiary of FRP or to sell, lease, transfer or otherwise dispose of all or any significant percentage of the assets of any such Non-FRP Subsidiary to FRP or any of FRP's Subsidiaries nor shall FTX or FRP otherwise permit any Non-FRP Subsidiary to become a Subsidiary of FRP; provided that FRP and its Subsidiaries may create or acquire new Subsidiaries to the extent otherwise permitted hereby so long as such Subsidiaries were not previously Non-FRP Subsidiaries."

         (g) Section 5.2(g)(i) of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (E), by substituting "; and" for the period at the end of clause (F) and by adding the following new clause (G) as follows:

         "(G) $150,000,000 of aggregate principal amount of FRP's Senior Subordinated Notes due 2004 (the 'FRP Notes')."

         (h) Section 5.2 of the Credit Agreement is hereby amended by the addition of a new paragraph (t) as follows:

         "(t) FRP Notes. The FRP Obligations (as defined in Section 9.1) shall not cease to be at all times 'Senior Debt' as such term is used in the indenture for the FRP Notes and that FRP will not amend, waive or modify any provision of such indenture or of the FRP Notes without the prior written consent of the Required Banks. Without limitation of the foregoing, none of FTX, FRP or any Restricted Subsidiary shall, directly or indirectly, make any optional or mandatory prepayment, acquisition, repurchase or defeasance of the FRP Notes if after any Borrowing Base redetermination pursuant to Section 2.2(VI) of the FTX Credit Agreement, the Company would be out of compliance with Sections
         3.2 and/or 5.2(b) after giving effect to such prepayment, acquisition, repurchase or defeasance."

         (i) Section 5.3 of the Credit Agreement is hereby amended by adding the following to the end of the first sentence thereof:

         ", including the provisions of Section 5.2(r) and (t)."

         SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the date of receipt (the "Effective Date") by the Agent of executed counterparts of this Amendment which, when taken together, bear the signatures of FI, FTX, FCX, the FI Trustee, the Agent and the Required Banks.

         SECTION 4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

         SECTION 5. Limited Effect. Sections 1 and 2 hereof constitute a modification and amendment of the Credit Agreement effective as of the Effective Date. Except as, and until, expressly waived or modified by such Sections 1 and 2 hereof as of the Effective Date, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in effect immediately prior to the Effective Date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks, the FI Trustee and the Agent under the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

         SECTION 6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. Expenses. FTX shall pay all out-of-pocket expenses incurred by the Agent in connection with the preparation of this Amendment, including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agent.

         SECTION 8. Headings. The headings of this Amendment are for reference only and shall not limit or otherwise affect the meaning hereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers or agents as of the date first above written.


                           P.T. FREEPORT INDONESIA
                           COMPANY,

                             by

                               ___________________________
                               Name:
                               Title:


                           FREEPORT-McMoRan INC.,

                             by

                               ____________________________
                               Name:
                               Title:


                           FREEPORT-McMoRan COPPER & GOLD
                           INC.,

                             by
                               ___________________________
                               Name:
                               Title:


                           CHEMICAL BANK, individually and
                           as Agent,

                             by

                               ____________________________
                               Name:
                               Title:


                           MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK (for purposes of
                           Article VIII only), as FI
                           Trustee,

                             by

                               ____________________________
                               Name:
                               Title:


                           ABN AMRO BANK, N.V.,

                             by

                               ____________________________
                               Name:
                               Title:



                               ____________________________
                               Name:
                               Title:


                           ARAB BANKING CORPORATION,
                           (B.S.C.),

                             by

                               _____________________________
                               Name:
                               Title:


                           THE BANK OF NOVA SCOTIA,

                             by

                               _____________________________
                               Name:
                               Title:


                           BANQUE PARIBAS,
                             by


                               _____________________________
                               Name:
                               Title:


                           BARCLAYS BANK PLC,

                             by

                               _____________________________
                               Name:
                               Title:


                           THE CHASE MANHATTAN BANK, N.A.,

                             by

                               _____________________________
                               Name:
                               Title:


                           CHRISTIANA BANK,

                             by

                               _____________________________
                               Name:
                               Title:



                               _____________________________
                               Name:
                               Title:


                           COMMERZBANK AKTIENGESELLSCHAFT,

                             by

                               _____________________________
                               Name:
                               Title:


                             by

                               _____________________________
                               Name:
                               Title:


                           DEUTSCHE BANK AG, New York
                           Branch and/or Cayman Islands
                           Branch,

                             by

                               _____________________________
                               Name:
                               Title:



                               _____________________________
                               Name:
                               Title:


                           FIRST NATIONAL BANK OF
                           COMMERCE,

                             by

                               _____________________________
                               Name:
                               Title:


                           THE FUJI BANK, LIMITED,

                             by

                               _____________________________
                               Name:
                               Title:


                           THE INDUSTRIAL BANK OF JAPAN,
                           LTD., New York Branch,

                             by

                               _____________________________
                               Name:
                               Title:


                           LTCB TRUST COMPANY,

                             by

                               _____________________________
                               Name:
                               Title:


                           MELLON BANK, N.A.,

                             by

                               _____________________________
                               Name:
                               Title:


                           THE MITSUI TRUST AND BANKING
                           COMPANY, LIMITED, New York
                           Branch,

                             by

                               _____________________________
                               Name:
                               Title:


                           MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK,

                             by

                               _____________________________
                               Name:
                               Title:


                           NATIONAL WESTMINSTER BANK PLC,

                             by

                               _____________________________
                               Name:
                               Title:


                           NBD BANK, N.A.,

                             by

                               _____________________________
                               Name:
                               Title:


                           N.M. ROTHSCHILD & SONS LIMITED,

                             by

                               _____________________________
                               Name:
                               Title:


                           P.T. BANK RAKYAT INDONESIA
                           (PERSERO),

                             by

                               _____________________________
                               Name:
                               Title:

                             by

                               _____________________________
                               Name:
                               Title:


                           BANK OF TOKYO TRUST COMPANY,

                             by

                               _____________________________
                               Name:
                               Title:


                           SOCIETE GENERALE,

                             by

                               _____________________________
                               Name:
                               Title:


                           WESTDEUTSCHE LANDESBANK
                           GIROZENTRALE, New York and
                           Cayman Islands Branches,

                             by

                               _____________________________
                               Name:
                               Title:



                               _____________________________
                               Name:
                               Title:


                           YASUDA TRUST AND BANKING
                           COMPANY, LIMITED,

                             by

                               _____________________________
                               Name:
                               Title: